Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 23, 2021, with respect to the consolidated financial statements of TradeStation Group, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Miami, Florida

December 23, 2021